Exhibit 10.1

 EIGHTH AMENDMENT TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Eighth Amendment”), dated as of March 1, 2013, is by and among (i) HECLA ALASKA LLC, a Delaware limited liability company, HECLA GREENS CREEK MINING COMPANY, a Delaware corporation and HECLA JUNEAU MINING COMPANY, a Delaware corporation (collectively, the “Borrowers”), (ii) each of the other obligors identified as “Other Obligors” on the signature pages hereto and (iii) each of the banks and other financial institutions identified as “Lenders” on the signature pages hereto (the “Lenders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Second Amended and Restated Credit Agreement, dated as of October 14, 2009 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Eighth Amendment and as the same may be further amended, supplemented, amended or restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Obligors party thereto, the Lenders party thereto, and The Bank of Nova Scotia, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), the Lenders have made commitments to extend certain credit facilities to the Borrowers;

WHEREAS, the Parent has requested that the Administrative Agent to enter into a certain Commitment Letter, dated as of the date hereof (the “Commitment Letter”), by which the Administrative Agent will agree to arrange acquisition financing for certain transactions contemplated by the Parent, the Borrowers and certain other Obligors;

WHEREAS, in consideration of the Administrative Agent’s agreement to enter into the Commitment Letter, the Borrowers, the Parent and the other Obligors hereby agree to amend certain provisions of the Existing Credit Agreement as more specifically set forth herein, in each case upon the terms and conditions contained in this Eighth Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, the parties hereby agree as follows:

DEFINITIONS

Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Eighth Amendment, including its preamble and recitals, have the following meanings:

“Administrative Agent” is defined in the recitals.

“Borrowers” is defined in the preamble.

“Credit Agreement” is defined in the recitals.

“Existing Credit Agreement” is defined in the recitals.

“Lenders” is defined in the preamble.

“Eighth Amendment” is defined in the preamble.

“Eighth Amendment Effective Date” is defined in Subpart 5.1.

Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Eighth Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Eighth Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement and the other Loan Documents shall continue in full force and effect.

Amendments.

Amendment to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended as follows:

by adding the defined term “2013 Commitment Letter”, which shall read as follows:

“2013 Commitment Letter” means that certain Commitment Letter, dated as of March 1, 2013, by and among the Parent and the Administrative Agent.

Amendments to Section 7.1. Section 7.1 of the Existing Credit Agreement is hereby amended as follows:

by adding a new Section 7.1.17, which reads as follows:

SECTION 7.1.17. Minimum Cash Equivalent Investments. Until such time as the 2013 Commitment Letter is terminated, the Parent shall maintain at all times, at least one hundred million Dollars ($100,000,000) in Cash Equivalent Investments.

By adding a new Section 7.1.18, which reads as follows:

SECTION 7.1.18. Additional Security. As of the date of the 2013 Commitment Letter, each Obligor agrees to take any and all such actions as are required or requested by the Administrative Agent to effectuate the additional security requirements and other material terms of 2013 Commitment Letter; provided, however, in the event that the “Acquisition” (as defined in the Term Sheet) is not completed, the additional security will be released.

Amendment to Section 7.2. Section 7.2 of the Existing Credit Agreement is hereby amended as follows:

by adding a new Section 7.2.18, which reads as follows:

SECTION 7.2.18. Limitation on Draws. Until such time as the 2013 Commitment Letter is terminated, no Borrower shall make any Borrowing Request or shall otherwise draw or seek to draw any amounts of Loans under this Agreement.

Amendment to Section 7.2.2. Section 7.2.2(d) of the Existing Credit Agreement is hereby amended by striking “$25,000,000” and inserting in its place, “$50,000,000.”

 AFFIRMATION AND CONSENT

Affirmation and Consent. Each of the Obligors confirms that it has received a copy of this Eighth Amendment and restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party, effective as of the date hereof, after giving effect to this Eighth Amendment.

WAIVER

Permitted Acquisition. The Agent and each of the Lenders hereby agrees that clause (b) of the definition of “Permitted Acquisition” in the Credit Agreement, and the limitations of Section 7.2.5(h), shall be deemed not to apply to any transaction to acquire the Capital Securities of Target (as such term is defined in the Commitment Letter).

 CONDITIONS TO EFFECTIVENESS

Amendment Effective Date. This Eighth Amendment shall be and become effective as of the date (the “Eighth Amendment Effective Date”) when the last of all of the conditions set forth in this Part V shall have been satisfied.

Execution of Counterparts of Eighth Amendment. The Administrative Agent shall have received counterparts satisfactory to the Administrative Agent of this Eighth Amendment, which collectively shall have been duly executed on behalf of each Borrower, each of the other Obligors and each Lender.

Representations and Warranties. The representations and warranties contained in Subpart 6.4 shall be true and correct in all material respects on and as of the Eighth Amendment Effective Date.

Costs and Expenses, etc. The Administrative Agent shall have received for its account and the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 10.3 of the Credit Agreement, if then invoiced, and any and all other Loan Documents.

MISCELLANEOUS

Cross-References. References in this Eighth Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Eighth Amendment.

Instrument Pursuant to Existing Credit Agreement. This Eighth Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

References in Other Loan Documents. At such time as this Eighth Amendment shall become effective pursuant to the terms of Part V, all references in the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Eighth Amendment.

Representations and Warranties of the Obligors. Each Obligor hereby represents and warrants that (a) it has the requisite power and authority to execute, deliver and perform this Eighth Amendment, (b) it is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Eighth Amendment, (c) the representations and warranties contained in Article VI of the Credit Agreement and applicable to such Obligor are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) after giving effect to the amendments contained herein and (d) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof after giving effect to the amendments contained herein.

Counterparts. This Eighth Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Eighth Amendment by telecopy or other electronic transmission shall be effective as an original and shall constitute a representation that an original will be delivered.

Full Force and Effect; Limited Amendment. Except as expressly amended or waived hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

Governing Law. THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Successors and Assigns. This Eighth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

* * * * *

Each of the parties hereto has caused a counterpart of this Eighth Amendment to be duly executed and delivered as of the date first above written.

BORROWERS	HECLA ALASKA LLC,
a Delaware limited liability company

	By:	Hecla Limited, its Managing Member

	By:	/s/ James A. Sabala
Name: James A. Sabala Title: Vice President & Treasurer

HECLA GREENS CREEK MINING COMPANY,
a Delaware corporation

By:	/s/ James A. Sabala
Name: James A. Sabala Title: Vice President & Treasurer

HECLA JUNEAU MINING COMPANY,
a Delaware corporation

By:	/s/ James A. Sabala
Name: James A. Sabala Title: Vice President & Treasurer

OTHER OBLIGORS:	HECLA MINING COMPANY,
a Delaware corporation

	By:	/s/ James A. Sabala
Name: James A. Sabala Title: Senior Vice President & CFO

BURKE TRADING INC.,
a Delaware corporation

By:	/s/ James A. Sabala
Name: James A. Sabala Title: Vice President & Treasurer

HECLA ADMIRALTY COMPANY,
a Delaware corporation

By:	/s/ James A. Sabala
Name: James A. Sabala Title: Vice President & Treasurer

HECLA LIMITED,
a Delaware corporation

By:	/s/ James A. Sabala
Name: James A. Sabala Title: Vice President & Treasurer

SILVER HUNTER MINING COMPANY
a Delaware corporation

By:	/s/ James A. Sabala
Name: James A. Sabala Title: Vice President & Treasurer

RHL HOLDINGS, INC.
a Delaware corporation

By:	/s/ Alan MacPhee
Name: Alan MacPhee Title: Vice President & Treasurer

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Ray Clarke
Name: Ray Clarke
Title: Managing Director

By:	/s/ Elizabeth Daponte
Name: Elizabeth Daponte
Title: Director

ING CAPITAL LLC, as a Lender

By:	/s/ Remko van de Water
Name: Remko van de Water
Title: Director

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